Exhibit 99

For Immediate Release

Media Contact: Susan Hoff

IRO & SVP Corp. Communications

   (952) 947-2443

susan.hoff@bestbuy.com

Investor contact: Jennifer Driscoll
Director of Investor Relations

(952) 947-2350

jennifer.driscoll@bestbuy.com

Best Buy to Exceed Guidance for Fourth-Quarter Earnings

Company says Q4 sales remain on plan

EDEN PRAIRIE, MINN., Feb. 28, 2002 — Best Buy Co., Inc. (NYSE: BBY) today reported that its fourth-quarter sales remain on plan and that its earnings for the fourth quarter, which ends on Saturday, March 2, are expected to exceed the Company’s earlier guidance of $1.35 to $1.40 per share. The current consensus estimate, according to First Call, is earnings of $1.38 per share.

The Company is scheduled to report its fourth-quarter sales on Thursday, March 7. The Company said that it would provide additional guidance on earnings in that release.

Best Buy is scheduled to report its fourth-quarter earnings on Tuesday, April 2. It also has scheduled a conference call to discuss earnings at 10 a.m. EST on April 2. The call will be available on its Web site, both live and after the call, at www.BestBuy.com. Investors may access the call by clicking on “Investor Relations.”

Statements made in this news release, other than those concerning historical financial information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are based on management’s beliefs and assumptions regarding information currently available, and are made pursuant to the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. The Company’s actual results could differ materially from those expressed in the forward-looking statements. Factors that could cause results to vary include, among others, those expressed in the Company’s filings with the Securities and Exchange Commission. The Company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

About Best Buy Co., Inc.

Minneapolis-based Best Buy Co., Inc. is North America’s No. 1 specialty retailer of consumer electronics, personal computers, entertainment software and appliances. The Company operates retail stores and web sites under the names: Best Buy (BestBuy.com), Future Shop (FutureShop.ca), Magnolia Hi-Fi (MagnoliaHiFi.com), Media Play (MediaPlay.com), On Cue (OnCue.com), Sam Goody (SamGoody.com) and Suncoast (Suncoast.com). The Company reaches consumers through nearly 1,900 retail stores in the United States, Canada, Puerto Rico and the U.S. Virgin Islands.

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